SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 20, 2014

Atomic Paintball, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Texas	0-52856	75-2942917
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2600 E. Southlake Blvd., Suite 120-366, Southlake, TX 76092
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

817-491-8611
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2014, we entered into an Asset Purchase Agreement (the "Agreement") with James D. Sallah, Esq. as Receiver ("Sallah" or "Receiver").  Sallah is the duly appointed receiver in Securities and Exchange Commission v. JCS Enterprises Inc., d/b/a JCS Enterprises Services Inc., et al. in the United States District Court for the Southern District of Florida (the "Court").  Solely in his capacity as receiver for JCS Enterprises Inc. d/b/a JCS Enterprises Services Inc., T.B.T.I., Inc. and My Gee Bo, Inc. (which are collectively referred to herein as the “Receivership Entities” or “Receivership Estate”), we submitted a bid to purchase from the Receiver certain Assets (as defined below) of the Receivership Estate for a purchase price of $1,536,971.75 (the "Purchase Price"), $25,000 of which we have already remitted and $75,000 of which we shall deposit as additional Earnest Money, which shall be returned to us if the sale is not consummated for reasons other than our default under the terms of the Agreement (the entire transaction being referred to as the "Sale").  To the extent the Receiver is unable to deliver items of tangible personal property that total more than $37,500, the Purchase Price shall be reduced accordingly.  The Sale is subject to Court approval, and the Receiver has determined that the Sale shall be accomplished via an auction procedure, which is subject to overbid and therefore we may not be the final purchaser of the Assets.  On November 24, 2014, the Receiver started the process of obtaining Court approval by filing a Motion to approve the sale procedures and approve the sale.

The Assets consist of intellectual property, assumed contracts, equipment and inventory of the Receivership Entities to the extent of the Receiver's right, title and interest in such property, which property is described on Exhibit A to the Agreement  (collectively, the "Assets").  To the extent the Receivership Estate acquires, after November 20, 2014, interests in tangible or intangible property which pertain strictly to (a) the Assets and/or the business operations of JCS Enterprises Inc. and My Gee Bo, Inc., and (b) Assets listed on Exhibit A to the Agreement which are not currently assets of the Receivership Estate, the Receiver will deliver that property to us.  In connection with the purchase of the Assets, we are assuming certain liabilities, listed on Exhibit B to the Agreement, under various contracts and agreements contained on Exhibit A.

The companies comprising the Receivership Entities were involved in various capacities with, among other things, deploying virtual concierge machines (“VCMS”) at hotels, airports, stadiums and other locations.  VCMS were free-standing or wall-mounted machines, similar to automated teller machines, which allowed users to purchase products and view advertisements; advertising revenue was thereby generated.  In addition, one or more of such companies obtained rights to use a mobile device platform marketed to purchase products and services from a wireless device such a smart phone.  A downloaded computer application was programmed to act as a secure online vault that maintained a customer’s credit card account information so that the customer could make a purchase without using a physical credit card or entering credit card information.  These assets will allow us, upon completion of the Sale, to deploy VCMS into the market immediately.  In addition, there are several prior customer relationships that we believe will seek to reengage the Company to provide services if we are successful in our bid.  A significant portion of the operational software was created by or under the supervision of Carey Kriz, an individual unrelated to any of the companies comprising the Receivership Entities or their principals.  By separate asset purchase agreement dated October 31, 2014, we are acquiring Mr. Kriz’s interests in all of his intellectual property, which intellectual property forms a proprietary information system designed to perform various functions including but not limited to increasing the ability of retailers and manufacturers to connect with their end customers and to decrease the costs of sales/customers access.

The closing of the sale of Assets is subject to various closing conditions, the most significant of which are: (a) the receipt of a Sale Procedures Order from the Court, which Order must approve, among other things, the overbid and auction procedures as well as set a date and time for the auction and a hearing to approve the sale to the successful bidder at the auction, (b) if there are other bidders, our successful overbid for the Assets, (c) financing for the Company and (d) Court approval of the sale, to all of which there can be no guarantee.  Due to these hurdles, we may not be able to purchase the Assets and therefore, the Sale under the Agreement may not occur. Based on discussions with the Receiver and his counsel, we anticipate the auction and closing to take place in the first quarter of 2015; however, depending on the Court’s schedule and other timing issues, it is possible that the closing may not occur until the second quarter of fiscal 2015. We will file another Current Report on Form 8-K to disclose the results of the auction and the final closing date.

If someone else acquires the Assets due to his/her/its overbid, the Receiver shall (subject to Court approval in the Sale Procedures Order) pay us a break-up fee equal to $30,000, plus all reasonable and documented out-of-pocket costs, including attorney's fees incurred in connection with the proposed acquisition of the Assets and the Agreement; provided however, that such total may not exceed 3% of the approved bid.

If we succeed as the purchaser of the Assets, we will take them "as is," which means they may be defective or in need of repair, which may be costly and time consuming.  We are however, as permitted by the Agreement, taking this time to inspect the Assets and make copies of all documents we deem necessary for our anticipated use of the Assets.

The Agreement requires the Closing to take place no later than February 28, 2015; however, we may waive this condition if necessary and hold the Closing later.   The Agreement may be terminated by mutual written consent.  Additionally, we may terminate the agreement by giving the Receiver notice prior to Closing if we are unable to carry out any of our obligations under the Agreement or if the Court has not approved the auction procedures to our satisfaction and the break-up fee by December 31, 2014; however, we may waive this condition if necessary.  The Receiver may terminate the Agreement by giving us written notice prior to Closing if his ability to satisfy any of his closing conditions becomes impossible.  All rights and obligations shall terminate upon termination of the Agreement, and we shall not be entitled to any indemnification based on a breach of representation or warranty, unless such breach was due to actual fraud of the Receiver.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the provisions of the Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atomic Paintball, Inc.

Date: November 26, 2014	By:	/s/ Darren Dunckel
Darren Dunckel
Chief Executive Officer